UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 21, 2013

SFX Entertainment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 561-6400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 21, 2013, SFX Entertainment, Inc. (the “Company”) entered into an option agreement (the “Option Agreement”) with certain other parties, which grants the Company a purchase option to acquire a fifty percent (50%) interest in a newly formed entity (“NewCo”) that, following a series of consolidation transactions with certain shareholders of Rock World (as defined below), will own eighty percent (80%) of the equity shares of Rock World S.A. (“Rock World”), a Brazilian company engaged in the entertainment business, including the organization of music festivals held under the “Rock in Rio” name.

Pursuant to the Option Agreement, the Company has the option to purchase a fifty percent (50%) interest in NewCo at any time before December 10, 2013 for R$150.0 million (or approximately US$66.0 million), subject to certain conditions set forth in the Option Agreement, including without limitation, the parties’ good faith negotiation and execution of a share purchase agreement and shareholders’ agreement.

The Company issued a press release on November 21, 2013, announcing that it had signed the Option Agreement.  The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1*	Press release, dated November 21, 2013

*                                         Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: November 27, 2013	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director